Exhibit 99.1

InterDent Service Corporation Announces Approval of Supplemental Indenture and Decision to File Form 15 to Deregister Its Notes and Terminate Its SEC Reporting Obligations

El Segundo, California — March 16, 2007 — InterDent Service Corporation announced today that, as of March 15, 2007, the Company received consents from holders of at least a majority of the outstanding principal amount of its 10¾% Senior Secured Notes due 2011 approving and adopting a Supplemental Indenture amending the Indenture relating to the Notes.  The Supplemental Indenture amends the Indenture to eliminate the requirement that the Company file reports with the Securities and Exchange Commission.  The Company has agreed to continue to provide quarterly and annual financial statements, together with a Management’s Discussion and Analysis of Financial Conditions, to the holders of its Notes.

As a consequence of the adoption of the Supplemental Indenture, the Company intends to file a Form 15 with the Securities and Exchange Commission to deregister the Notes and terminate its duty to file reports under Section 15(d) of the Securities Exchange Act of 1934.   Ivar Chhina, President and CEO, stated, “After careful consideration, our Board of Directors decided that, in light of the limited trading activity on the Notes and the ongoing costs and expenses associated with remaining a public company, the burdens associated with operating as a registered public company currently outweigh any advantages.”  The Company is qualified to deregister because it has substantially fewer than 300 holders of its Notes.

Additionally, the Supplemental Indenture amends the Indenture to restrict certain payments by the Company.  Specifically, subject to certain exceptions, the Indenture currently restricts the Company from paying dividends and making other restricted payments.  One of the exceptions to the foregoing restriction permits the Company to make restricted payments in an aggregate amount not to exceed $2.5 million from and after December 15, 2004, the date of the Indenture, so long as no default or event of default shall have occurred and be continuing.  The Supplemental Indenture amends this exception to prohibit the Company from paying dividends and making other restricted payments under such exception for a period of two years following the effectiveness of the Supplemental Indenture.

In connection with the approval and adoption of the Supplemental Indenture, the Company will pay to each holder of its Notes a one-time fee of one-half of one percent (0.5%) of the outstanding principal amount of the Notes held by such holder.  The Supplemental Indenture will become effective following its execution by the Company, InterDent, Inc. as guarantor under the Indenture and the trustee.

About InterDent Service Corporation

InterDent Service Corporation is one of the leading providers of dental practice management services to multi-specialty group dental offices in the United States. Our network of affiliated dental groups provides comprehensive, convenient and high quality general dentistry in addition to dental specialty services including orthodontics, periodontics, endodontics, pedodontics, prosthodontics and oral surgery.

This press release contains forward looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  These forward-looking statements may be identified by terms such as believe, expect, may, will, could and should, and the negative of these terms or other similar expressions.  These statements, including statements regarding the effectiveness of deregistration and the cost savings of deregistration, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements.   The forward-looking statements should be considered in light of these risks and uncertainties as well as other factors disclosed in the Company’s fillings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect the Company’s outlook as of today, and the Company undertakes no obligation to update these forward-looking statements.